                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         REGIONS FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         REGIONS FINANCIAL CORPORATION
                             Post Office Box 10247
                         Birmingham, Alabama 35202-0247
                             Telephone 205 326-7100

TO THE STOCKHOLDERS:

     You are cordially invited to attend the twenty-sixth annual meeting of the stockholders of Regions Financial Corporation to be held at 10:00 a.m., on May 14, 1997, in Regions Training Center, located at 298 West Valley Avenue, Birmingham, Alabama.

     We hope you will plan to attend the stockholders' meeting. However, in order that we may be assured of a quorum, we urge you to sign and return the enclosed proxy in the postage-paid envelope provided as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy.

     A reception and coffee will be held from 9:00 a.m. until 10:00 a.m., in the Reception Area of Regions' Training Center. We hope you will find it convenient to come early enough to enjoy this social time prior to the stockholders' meeting.

                                          J. Stanley Mackin
                                          Chairman of the Board
                                            and Chief Executive Officer

April 1, 1997

                         REGIONS FINANCIAL CORPORATION
                             Post Office Box 10247
                         Birmingham, Alabama 35202-0247
                             Telephone 205 326-7100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                  MAY 14, 1997

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Regions Financial Corporation (Regions or Company), a Delaware corporation, will he held in Regions' Training Center, 298 West Valley Avenue, Birmingham, Alabama, on Wednesday, May 14, 1997, at 10:00 a.m. Birmingham time, for the purpose of considering and acting on the following:

          1. To elect the five (5) nominees named in the Proxy Statement as directors to serve for three year terms or until their successors have been elected and qualified.

          2. Proposal to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 120,000,000 to 240,000,000, par value $.625 per share, to enable a 2 for 1 stock split.

          3. Proposal to approve an amendment to the Certificate of Incorporation to establish a class of preferred stock consisting of 5,000,000 authorized shares, and granting to the board of directors the authority to divide such preferred shares into series and to establish the relative voting powers, designations, preferences, rights and qualifications, limitations, or restrictions with respect to each series, in accordance with the General Corporation Law of the state of Delaware.

          4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 17, 1997, are entitled to receive notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the main office of Regions Bank, 417 North 20th Street, Birmingham, Alabama. Stockholders are invited to attend the meeting in person.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                          By Order of the Board of Directors

                                          Samuel E. Upchurch, Jr.
                                          Corporate Secretary

April 1, 1997

                         REGIONS FINANCIAL CORPORATION
                             Post Office Box 10247
                         Birmingham, Alabama 35202-0247
                             Telephone 205 326-7100

                                PROXY STATEMENT
                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to the stockholders of Regions Financial Corporation (Regions or Company) in connection with the 1997 annual meeting of stockholders to be held on Wednesday, May 14, 1997, at 10:00 a.m. in Regions' Training Center, 298 West Valley Avenue, Birmingham, Alabama, and at any adjournment thereof. The matters to be considered and acted upon are (1) the election of five nominees as directors of the corporation, (2) proposal to approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 120,000,000 to 240,000,000, par value $.625 per share, to enable a 2 for 1 stock split, (3) proposal to approve an amendment to the Certificate of Incorporation to establish a class of preferred stock consisting of 5,000,000 authorized shares, and granting to the board of directors the authority to divide such preferred shares into series and to establish the relative voting powers, designations, preferences, rights and qualifications, limitations, or restrictions with respect to each series, in accordance with the General Corporation Law of the state of Delaware, and (4) such other business as may properly come before the meeting.

     The enclosed proxy is solicited on behalf of the board of directors of Regions and is revocable by the stockholder at any time prior to the voting of such proxy. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any.

     This is the first mailing of proxy solicitation materials to stockholders. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of Regions who will receive no compensation in addition to their regular compensation. The cost of preparing, assembling and mailing this proxy statement and other materials furnished to stockholders and other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries, who at the request of Regions, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by Regions.

     Participants in Regions' Dividend Reinvestment Plan, Employee Stock Purchase Plan, and Directors' Stock Incentive Plan will note that shares held by the administrator for such plans are shown on the enclosed proxy card in addition to shares held directly by the stockholder in certificate form. Signing and returning the proxy card will enable voting of all shares, including those held in such plans.

     The annual report of Regions Financial Corporation for the year 1996, including financial statements, has been mailed to all stockholders. Such report and financial statements are not a part of this proxy statement except as specifically incorporated herein.

                             ---------------------

               THE DATE OF THIS PROXY STATEMENT IS APRIL 1, 1997.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of March 17, 1997, Regions had issued and outstanding 66,436,307 shares of common stock, none of which were held as treasury stock. Stockholders are entitled to one vote for each share on all matters to come before the meeting. Only stockholders of record at the close of business on March 17, 1997, will be entitled to vote at the meeting or any adjournment thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of December 31, 1996, all Regions' affiliate banks beneficially held in a fiduciary capacity for others under numerous trust relationships, 2,897,784 shares or 4.63% of Regions' outstanding common stock. Regions' affiliate bank trust departments have sole voting power with respect to 2,865,902 of these shares or 4.57%, shared voting power with respect to 31,612 of these shares, sole dispositive power with respect to 1,008,187 of these shares and shared dispositive power with respect to 971,284 of these shares. No other entity is known to the Company to be the beneficial owner of more than five percent of any class of voting securities.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     No director or nominee for director is deemed to own beneficially 1% or more of Regions' common stock as of March 17, 1997. All directors and executive officers of Regions, as a group, own beneficially a total of 2,607,973 shares (which includes 856,275 shares that are the subject of presently exercisable options) or 3.88% of the Company's outstanding common stock. Information with respect to beneficial ownership is based upon information furnished by each officer, director or nominee, or contained in filings made with the Securities and Exchange Commission.

     The following table presents information concerning the beneficial ownership of Regions' common stock by certain of its executive officers at March 17, 1997. For beneficial ownership information of each director, see "Election of Directors."

                                                                      REGIONS STOCK BENEFICIALLY OWNED
                                                                      --------------------------------
NAME AND ADDRESS                                TITLE OF CLASS        # OF SHARES(1)        % OF CLASS
----------------                                --------------        --------------        ----------
J. Stanley Mackin.............................      Common               500,571               0.751
  Birmingham, Alabama
Richard D. Horsley............................      Common               205,743               0.309
  Birmingham, Alabama
Carl E. Jones, Jr.............................      Common               234,609               0.353
  Mobile, Alabama
Sam P. Faucett................................      Common               186,568               0.280
  Tuscaloosa, Alabama
William E. Jordan.............................      Common               155,425               0.234
  Birmingham, Alabama

---------------

(1) The amounts shown represent the total shares beneficially owned by such individuals, restricted shares (133,750 for Mr. Mackin and 5,500 for each of the other individuals) and shares which are issuable upon the exercise of all stock options which are currently exercisable and exercisable within 60 days. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options:
    Mr. Mackin, 249,375; Mr. Horsley, 89,922; Mr. Jones, 74,402; Mr. Faucett, 86,402; and Mr. Jordan, 72,322.

     No change in control of Regions has occurred since January 1, 1996, and no arrangements are known to Regions which may at a later date result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Regions recommends that the board of directors for the ensuing year shall consist of twelve directors, and further recommend the election of James B. Boone, Jr., Albert P. Brewer, James S.M. French, Richard D. Horsley, and J. Stanley Mackin as directors, to hold office for a term of three years expiring with the annual meeting of stockholders to be held in 2000 or until their successors are elected and qualified. The terms of office of seven directors continue after the meeting. The proxy will be voted FOR the nominees, unless otherwise directed. If any nominee is not available for election, the proxies will be voted for such substitute nominee as the board of directors may designate. Regions has no reason to believe that any substitute nominee or nominees will be required. The proxies will not be voted for more than five nominees.

INFORMATION ON DIRECTORS

     The following table indicates the age, residence, principal occupation or employment for the last five years of each nominee and director whose term of office continues after the meeting, position and offices held with Regions or its subsidiaries, the year the director was first elected, and the number of shares of common stock of the Company beneficially owned at March 17, 1997.

                                                                                         YEAR
                              PRESENT OCCUPATION                                        TERM OF
                                 AND PRINCIPAL     POSITION AND OFFICES  YEAR FIRST     OFFICE
NAME OF NOMINEE OR              OCCUPATION FOR      HELD WITH REGIONS    ELECTED AS      WILL
DIRECTOR, RESIDENCE, AND AGE    LAST FIVE YEARS      AND SUBSIDIARIES     DIRECTOR      EXPIRE
----------------------------  -------------------  --------------------  -----------   ---------
Sheila S. Blair               Executive Director,  Director, Regions        1989         1999
  Birmingham, Alabama         The Greater
  62                          Birmingham
                              Foundation
                              (Community
                              Foundation)
William R. Boles, Sr.         Attorney, Boles,     Director, Regions;       1995         1998
  Monroe, Louisiana           Boles & Ryan         Director, Regions
  69                                               Bank of Louisiana --
                                                   Monroe(3)
James B. Boone, Jr.(1)        Chairman of the      Director, Regions;       1985         2000
  Tuscaloosa, Alabama         Board, Boone         Director, Regions
  61                          Newspapers, Inc.     Bank --
                              (Newspaper           Tuscaloosa(3)
                              Publishing,
                              Management and
                              Ownership

                          NUMBER OF SHARES BENEFICIALLY
                             OWNED AT MARCH 17, 1997
                       ------------------------------------
NAME OF NOMINEE OR                                 PERCENT
DIRECTOR, RESIDENCE,   DIRECTLY   INDIRECTLY(2)    OF CLASS
---------------------  --------   --------------   --------
Sheila S. Blair         48,834         8,524       0.086%
  Birmingham, Alabama
  62
William R. Boles, Sr.       11       239,473       0.360
  Monroe, Louisiana
  69
James B. Boone, Jr.(1   17,093             0       0.026
  Tuscaloosa, Alabama
  61

---------------

(1) Nominee for election at 1997 stockholders' meeting.
(2) Indirect beneficial ownership includes shares, if any, (a) owned as trustee in which the director or any member of his/her immediate family has a beneficial interest, or (b) held in a trust in which the director has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the director living in his/her home, or
    (d) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.

(3) As a consequence of the merger of all of Regions' subsidiary banks in Alabama into one bank (Regions Bank) and the merger of all of Regions' subsidiary banks in Louisiana into one bank (Regions Bank of Louisiana) and the resulting cessation of their separate corporate existence, Regions has established bodies of local advisory directors corresponding to the former boards of directors of the subsidiary banks. Service on such a body is denoted in the tables as, for example, "Director, Regions Bank -- Birmingham."

                                                                                       YEAR
                              PRESENT OCCUPATION                                      TERM OF
                                AND PRINCIPAL     POSITION AND OFFICES  YEAR FIRST    OFFICE
NAME OF NOMINEE OR              OCCUPATION FOR     HELD WITH REGIONS    ELECTED AS     WILL
DIRECTOR, RESIDENCE, AND AGE   LAST FIVE YEARS      AND SUBSIDIARIES     DIRECTOR     EXPIRE
----------------------------  ------------------  --------------------  -----------   -------
Albert P. Brewer(1)           Professor of Law    Director, Regions;       1986        2000
  Birmingham, Alabama         and Government,     Director, Regions
  68                          Samford University  Bank -- Decatur/
                                                  Hartselle(3)
James S.M. French(1)          Chairman and        Director, Regions;       1986        2000
  Birmingham, Alabama         President, Dunn     Director, Regions
  57                          Investment Co.      Bank --
                              (Construction,      Birmingham(3)
                              Construction
                              Materials,
                              Investments)
Richard D. Horsley(1)         Vice Chairman of    Director, Regions;       1982        2000
  Birmingham, Alabama         the Board and       Director, Regions
                              Executive
  54                          Financial           Bank (Alabama),
                              Officer, Regions    Regions
                              and Regions Bank    Bank (Georgia),
                              (Alabama)           Regions Bank
                                                  of Louisiana,
                                                  Regions
                                                  Agency, Inc.,
                                                  Regions
                                                  Mortgage, Inc.,
                                                  Regions Life
                                                  Insurance
                                                  Company,
                                                  and Regions
                                                  Financial
                                                  Building Corp.
                              President and
Carl E. Jones, Jr.            Chief               Director, Regions;       1997        1998
  Birmingham, Alabama         Operating Officer,  Director, Regions
  56                          Regions, Regional   Bank of Louisiana and
                              President, Regions  Regions Bank (Alabama)
Olin B. King                  Chairman and        Director, Regions;       1984        1999
  Huntsville, Alabama         CEO,                Director,
  63                          SCI Systems, Inc.   Regions Bank --
                              (Diversified        Huntsville(3)
                              Electronics
                              Manufacturer)

                          NUMBER OF SHARES BENEFICIALLY
                             OWNED AT MARCH 17, 1997
                       ------------------------------------
NAME OF NOMINEE OR                                 PERCENT
DIRECTOR, RESIDENCE,   DIRECTLY    INDIRECTLY(2)   OF CLASS
---------------------  --------    -------------   --------
Albert P. Brewer(1)     55,399        22,348        0.117%
  Birmingham, Alabama
  68
James S.M. French(1)    10,069        58,848        0.104
  Birmingham, Alabama
  57
Richard D. Horsley(1)  205,743(4)          0        0.309
  Birmingham, Alabama
  54
Carl E. Jones, Jr.     221,498(4)     13,111        0.353
  Birmingham, Alabama
  56
Olin B. King             9,684             0        0.015
  Huntsville, Alabama
  63

---------------

(1) Nominee for election at 1997 stockholders' meeting.
(2) Indirect beneficial ownership includes shares, if any, (a) owned as trustee in which the director or any member of his/her immediate family has a beneficial interest, or (b) held in a trust in which the director has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the director living in his/her home, or (d) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.
(3) As a consequence of the merger of all of Regions' subsidiary banks in Alabama into one bank (Regions Bank) and the merger of all of Regions' subsidiary banks in Louisiana into one bank (Regions Bank of Louisiana) and the resulting cessation of their separate corporate existence, Regions has established bodies of local advisory directors corresponding to the former boards of directors of the subsidiary banks. Service on such a body is denoted in the tables as, for example, "Director, Regions Bank -- Birmingham."
(4) Includes 89,922 shares for Mr. Horsley, 74,402 shares for Mr. Jones, and 249,375 shares for Mr. Mackin that are the subject of presently exercisable options.

                                                                                              YEAR
                               PRESENT OCCUPATION                                            TERM OF
                                 AND PRINCIPAL           POSITION AND OFFICES  YEAR FIRST    OFFICE
NAME OF NOMINEE OR               OCCUPATION FOR           HELD WITH REGIONS    ELECTED AS     WILL
DIRECTOR, RESIDENCE, AND AGE    LAST FIVE YEARS            AND SUBSIDIARIES     DIRECTOR     EXPIRE
----------------------------  --------------------       --------------------  -----------   -------
J. Stanley Mackin(1)          Chairman and Chief         Director, Regions;       1990        2000
  Birmingham, Alabama         Executive Officer,         Director,
  64                          Regions and                Regions Bank,
                              Regions Bank (Alabama);    (Alabama),
                              Formerly President         Regions Bank
                              and Chief Operating        (Georgia),
                              Officer, Regions and       Regions Bank of
                              Regions Bank (Alabama)     Louisiana, Regions
                                                         Agency, Inc.,
                                                         Regions
                                                         Mortgage, Inc., and
                                                         Regions Life
                                                         Insurance Company
Henry E. Simpson              Attorney, Lange,           Director, Regions;       1973        1998
  Birmingham, Alabama         Simpson, Robinson          Director,
  62                          & Somerville               Regions Bank --
                                                         Birmingham(3)
Lee J. Styslinger, Jr.        Chairman, ALTEC            Director, Regions;       1985        1999
  Birmingham, Alabama         Industries, Inc.           Director,
  64                          (Manufacturer of           Regions Bank --
                              Mobile Utility             Birmingham(3)
                              Equipment)
Robert J. Williams            Chairman and Chief         Director, Regions;       1996        1998
  Mobile, Alabama             Executive Officer,         Director,
  67                          Terminix Services,         Regions Bank --
                              Inc.                       Mobile(3)

                          NUMBER OF SHARES BENEFICIALLY
                             OWNED AT MARCH 17, 1997
                       ------------------------------------
NAME OF NOMINEE OR                                 PERCENT
DIRECTOR, RESIDENCE,   DIRECTLY    INDIRECTLY(2)   OF CLASS
---------------------  --------    -------------   --------
J. Stanley Mackin(1)   493,500(4)      7,071       0.751%
  Birmingham, Alabama
  64
Henry E. Simpson        70,731        25,322       0.145
  Birmingham, Alabama
  62
Lee J. Styslinger, Jr    8,338        48,127       0.085
  Birmingham, Alabama
  64
Robert J. Williams      39,512             0       0.059
  Mobile, Alabama
  67

---------------

(1) Nominee for election at 1997 stockholders' meeting.
(2) Indirect beneficial ownership includes shares, if any, (a) owned as trustee in which the director or any member of his/her immediate family has a beneficial interest, or (b) held in a trust in which the director has a beneficial interest, or (c) owned and traded in the name of the spouse, minor children or other relative of the director living in his/her home, or
    (d) owned by a corporation, partnership or other legal organization in which the director has a substantial beneficial interest.
(3) As a consequence of the merger of all of Regions' subsidiary banks in Alabama into one bank (Regions Bank) and the merger of all of Regions' subsidiary banks in Louisiana into one bank (Regions Bank of Louisiana) and the resulting cessation of their separate corporate existence, Regions has established bodies of local advisory directors corresponding to the former boards of directors of the subsidiary banks. Service on such a body is denoted in the tables as, for example, "Director, Regions Bank -- Birmingham."

(4) Includes 89,922 shares for Mr. Horsley, 74,402 shares for Mr. Jones and 249,375 shares for Mr. Mackin that are the subject of presently exercisable options.

     Of the directors or nominees for director, none is a "control person" of the Company by virtue of stock ownership. The only persons who might be considered "control persons" of the Company are J. Stanley Mackin, Chairman and Chief Executive Officer, Richard D. Horsley, Vice Chairman and Executive Financial Officer, and Carl E. Jones, Jr., President and Chief Operating Officer, who gain any control they may exercise by virtue of office.

     Of the nominees and directors listed above, three also serve as directors of other companies with a class of securities registered under the Securities Exchange Act of 1934. James S. M. French serves as a director of Energen Corporation, and as a director of Hilb, Rogal and Hamilton Company; Olin B. King serves as a director of SCI Systems, Inc.; and Lee J. Styslinger, Jr. serves as a director of The Mead Corporation.

THE BOARD AND COMMITTEES OF THE BOARD

     Regions held six directors' meetings during 1996. All directors attended at least 75% of the aggregate of the meetings held by the board and by its committees of which they were members, except Mr. King, who attended 66.6% of Regions' directors' meetings and 33.3% of committee meetings. Among other board committees, Regions has an audit committee and a personnel committee that meet as needed. The Company has no nominating or similar committee.

     Audit Committee. The members of the audit committee are Albert P. Brewer (Chairman), Sheila S. Blair, Richard D. Horsley (ex officio member), Catesby ap
C. Jones, and J. Stanley Mackin (ex officio member). The principal functions of the audit committee, which held four meetings during 1996, include selecting independent auditors, approving proposed independent audit fees, reviewing with the independent auditors the planning for and results of the audit, approving professional services provided by the independent auditors, establishing goals and plans for the nature and extent of internal audit work, determining the effectiveness and adequacy of accounting and internal controls and the adequacy of the audit staff, and reviewing major internal audit findings. The corporate loan review staff submits periodic loan examination reports to the audit committee for its review.

     Personnel Committee. The personnel committee, which held four meetings during 1996, consists of James B. Boone, Jr. (Chairman), Albert P. Brewer, Catesby ap C. Jones, and Lee J. Styslinger, Jr.

     The role of the personnel committee is to establish and monitor corporate policy and practice in the broad area of human resources management. The personnel committee exercises strategic and administrative responsibility in working with Company management on the development and clarification of the Company's compensation philosophy, articulating reasons behind design of the Company's pay and benefits programs and their relationship to corporate objectives and competitive practices.

     The functions of the personnel committee are recommending to the board the compensation arrangements for executive management, approving compensation arrangements for senior company officers, making recommendations to the board concerning compensation plans in which officers are eligible to participate and recommending to the board the establishment of or changes in benefit plans in which officers are eligible to participate, and recommending to the board the establishment of or changes in benefit plans in which officers and employees participate (including the authority to make amendments to tax-qualified plans in which officers participate). The personnel committee also reviews employee claims against the Company, reviews the community involvement of senior management personnel, reviews proposed legislation affecting human resource management, approves certain new or amended personnel policies or statutory benefits plans, and acts on other important personnel matters. All actions taken with respect to compensation programs are reported to the board through detailed personnel committee minutes.

     The personnel committee specifically serves as the board compensation committee. In discharging this responsibility, the committee has, from time to time, used the services of compensation consultants for guidance with respect to competitive data and practices of other banks.

SECTION 16 TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 requires Regions' executive officers and directors to file reports of ownership and changes in ownership of Regions' stock with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish Regions with copies of all Section 16(a) forms they file.

     Based on a review of the forms filed during 1996, Regions believes that its executive officers and directors complied with all applicable filing requirements.

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following table is a summary of certain information concerning the compensation earned by Regions' chief executive officer and each of the other four most highly compensated executive officers during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                    ----------------------------------   -------------------------------
                                                                                AWARDS          PAYOUTS
                                                             OTHER       --------------------   --------       ALL
                                                             ANNUAL      RESTRICTED    STOCK      LTIP        OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION    STOCK(1)    OPTIONS   PAYOUTS    COMPENSATION
---------------------------  ----   --------   --------   ------------   ----------   -------   --------   ------------
J. Stanley Mackin..........  1996   $700,000   $630,000        $0        $1,720,000   75,000    $743,985     $441,961
  Chairman & Chief           1995    600,000    553,200         0         1,280,000   75,000           0      319,658
  Executive Officer          1994    560,000    320,656         0                 0   40,000           0      244,890
Richard D. Horsley.........  1996   $262,500   $165,375        $0                 0   15,000    $349,030     $ 72,944
  Vice Chairman &            1995    250,000    161,350         0                 0   15,000           0       57,334
  Executive Financial        1994    238,000    136,278         0                 0   20,000           0       48,339
  Officer
Carl E. Jones, Jr..........  1996   $242,000   $147,969        $0                 0   15,000    $349,030     $ 61,103
  Regional President         1995    232,000    146,030         0                 0   15,000           0       49,897
                             1994    215,000    122,251         0                 0   20,000           0       43,297
Sam P. Faucett.............  1996   $232,000   $146,282        $0                 0   15,000    $349,030     $104,338
  Regional President         1995    222,000    142,579         0                 0   15,000           0       79,961
                             1994    208,000    116,698         0                 0   20,000           0       65,460
William E. Jordan..........  1996   $233,000   $147,017        $0                 0   15,000    $349,030     $112,616
  Regional President         1995    218,000    137,721         0                 0   15,000           0       84,929
                             1994    202,500    114,421         0                 0   20,000           0       61,923

---------------

(1) The Terms of the Restricted Stock awards are determined by the personnel committee. Under the terms of the currently outstanding Restricted Stock awards, the named executives must remain employed with Regions for five years from the date of the grant at the same or higher level in order for the shares to be released. During the five year period, the named executive is eligible to receive dividends and exercise voting privileges on such restricted shares. If any of the restrictions are removed at the discretion of the personnel committee, the named executive officer will receive a stock certificate for some percentage or all of the awarded restricted shares. The restricted shares are not transferable by the named executive during the restriction period. The personnel committee has the discretion to modify the terms of the Restricted Stock awards. Mr. Mackin had 93,750 shares of Restricted Stock with fair market value of $4,845,703 at December 31, 1996. Messrs. Horsley, Jones, Faucett and Jordan each had 5,500 shares of Restricted Stock with a fair market value of $284,281 at December 31, 1996.
(2) Includes $2,280 allocated to Mr. Mackin in 1996 under the Employee Stock Ownership Plan; $20,220 allocated to Mr. Mackin in 1996 under the profit sharing plan; and $419,461 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 1996 resulting from premium payments for a life insurance benefit plan for Mr. Mackin. This plan serves as an offset to an existing supplemental retirement plan.

(3) Includes $2,280 allocated to Mr. Horsley in 1996 under the Employee Stock Ownership Plan; $20,220 allocated to Mr. Horsley in 1996 under the profit sharing plan; and $50,444 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 1996 resulting from premium payments for a life insurance benefit plan for Mr. Horsley. This plan serves as an offset to an existing supplemental retirement plan.
(4) Includes $2,280 allocated to Mr. Jones in 1996 under the Employee Stock Ownership Plan; $20,220 allocated to Mr. Jones in 1996 under the profit sharing plan; and $38,603 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 1996 resulting from premium payments for a life insurance benefit plan for Mr. Jones. This plan serves as an offset to an existing supplemental retirement plan.
(5) Includes $2,280 allocated to Mr. Faucett in 1996 under the Employee Stock Ownership Plan; $20,220 allocated to Mr. Faucett in 1996 under the profit sharing plan; and $81,838 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 1996 resulting from premium payments for a life insurance benefit plan for Mr. Faucett. This plan serves as an offset to an existing supplemental retirement plan.
(6) Includes $2,280 allocated to Mr. Jordan in 1996 under the Employee Stock Ownership Plan; $20,220 allocated to Mr. Jordan in 1996 under the profit sharing plan; and $90,116 representing the estimated term component of the premium paid and the estimated interest cost to Regions in 1996 resulting from premium payments for a life insurance benefit plan for Mr. Jordan. This plan serves as an offset to an existing supplemental retirement plan.

STOCK OPTIONS

     The following table presents information concerning individual grants of options to purchase Regions' common stock made during 1996 to the named executive officers.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                             NUMBER OF              % OF TOTAL         EXERCISE
                       SECURITIES UNDERLYING    OPTIONS GRANTED TO       PRICE                           GRANT DATE
NAME                      OPTIONS GRANTED       EMPLOYEES IN 1996     (PER SHARE)   EXPIRATION DATE   PRESENT VALUE(1)
----                   ---------------------   --------------------   -----------   ---------------   ----------------
J. Stanley Mackin....         75,000                   17.1%            $43.000     Jan. 11, 2006         $514,980
Richard D. Horsley...         15,000                    3.4%             44.875     Jan. 3, 2006           108,646
Carl E. Jones, Jr....         15,000                    3.4%             44.875     Jan. 3, 2006           108,646
Sam P. Faucett.......         15,000                    3.4%             44.875     Jan. 3, 2006           108,646
William E. Jordan....         15,000                    3.4%             44.875     Jan. 3, 2006           108,646

---------------

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the assumptions of expected stock price volatility of .1185, risk-free rate of return of 5.45%, dividend yield of 2.7% and expected time to exercise of 5.5 years.
(2) All options become exercisable 12 months after the date of grant, except that exercisability is delayed for an additional 12 months to the extent the value of incentive stock options (determined as of the date of grant) first exercisable in a calendar year exceeds $100,000 as to any recipient.

     The following table presents information concerning exercises of stock options to purchase Regions' common stock during 1996 and the number and value of unexercised options and stock appreciation rights (SAR) held by the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996

                                                              NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                  OPTIONS/SARS            OPTIONS/SARS
                                      SHARES                      AT 12-31-96             AT 12-31-96
                                     ACQUIRED      VALUE          EXERCISABLE/            EXERCISABLE/
NAME                                ON EXERCISE   REALIZED       UNEXERCISABLE           UNEXERCISABLE
----                                -----------   --------   ----------------------   --------------------
J. Stanley Mackin.................     2,671      $ 74,044       173,575/78,125(1)     $3,581,345/713,086
Richard D. Horsley................    27,900       944,323        74,025/18,125(2)      1,802,761/163,711
Carl E. Jones, Jr.................     6,000       198,989        58,505/18,125(3)      1,249,244/163,711
Sam P. Faucett....................         0             0        70,505/18,125(4)      1,677,221/163,711
William E. Jordan.................     3,700       120,166        56,425/18,125(5)      1,175,061/163,711

---------------

(1) Of Mr. Mackin's currently exercisable options, none were granted with tandem SARs.
(2) Of Mr. Horsley's currently exercisable options, 8,800 were granted with tandem SARs.
(3) Of Mr. Jones' currently exercisable options, 2,080 were granted with tandem SARs.
(4) Of Mr. Faucett's currently exercisable options, 7,040 were granted with tandem SARs.
(5) Of Mr. Jordan's currently exercisable options, none were granted with tandem SARs.

LONG-TERM INCENTIVE PLAN AWARDS IN 1996

     The following table presents information concerning the long-term incentives awarded to Regions' named executive officers.

                                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                             NUMBER OF      PERFORMANCE OR    NON-STOCK PRICE-BASED PLANS(1)
                                           SHARES, UNITS     OTHER PERIOD     -------------------------------
                                             OR OTHER      UNTIL MATURATION   THRESHOLD    TARGET    MAXIMUM
NAME                                         RIGHTS(1)       OR PAYOUT(2)         #           #         #
----                                       -------------   ----------------   ----------   -------   --------
J. Stanley Mackin........................     10,000           3 Years           5,000      10,000    10,000
Richard D. Horsley.......................      5,000           3 Years           2,500       5,000     5,000
Carl E. Jones, Jr........................      5,000           3 Years           2,500       5,000     5,000
Sam P. Faucett...........................      5,000           3 Years           2,500       5,000     5,000
William E. Jordan........................      5,000           3 Years           2,500       5,000     5,000

---------------

(1) Each share or right represents performance share awards under the Company's Long-Term Incentive Plan which are equal in value to the market price of one share of Regions common stock at the maturation date with a maximum value of $50.00 per share.
(2) The performance objectives may relate to the specific performance of the named executive, or the performance of the Company, region, subsidiary, unit bank, department or function within which the named executive is employed. The performance objectives established for the current awards relate to the achievement of specific levels of return on equity by the Company. If at the end of the performance period the performance objectives have been satisfied, the named executive will have earned the award, or, at the discretion of the personnel committee, some percentage or fraction thereof, if the specified performance objectives are exceeded or satisfied in part. The performance period generally will be not less than one year or more than five years. The personnel committee has the discretion to modify the terms of the Long-term Incentive Plan awards.

RETIREMENT PLANS

     The named executive officers are covered by the Regions Financial Corporation Retirement Plan, a qualified defined benefit retirement plan, as complimented by retirement compensation agreements pursuant to its supplemental executive retirement program.

     The following table shows estimated annual benefits payable at retirement, including both qualified plan benefits and supplemental benefits, based on combinations of final compensation and age at retirement.

                               PENSION PLAN TABLE

                                                            AGE AT RETIREMENT
                                     ---------------------------------------------------------------
COMPENSATION                            55         60         62         63         64         65
------------                         --------   --------   --------   --------   --------   --------
$125,000...........................  $ 50,000   $ 62,500   $ 67,500   $ 70,000   $ 72,500   $ 75,000
 150,000...........................    60,000     75,000     81,000     84,000     87,000     90,000
 175,000...........................    70,000     87,500     94,500     98,000    101,500    105,000
 200,000...........................    80,000    100,000    108,000    112,000    116,000    120,000
 250,000...........................   100,000    125,000    135,000    140,000    145,000    150,000
 300,000...........................   120,000    150,000    162,000    168,000    174,000    180,000
 350,000...........................   140,000    175,000    189,000    196,000    203,000    210,000
 400,000...........................   160,000    200,000    216,000    224,000    232,000    240,000
 450,000...........................   180,000    225,000    243,000    252,000    261,000    270,000
 500,000...........................   200,000    250,000    270,000    280,000    290,000    300,000
 550,000...........................   220,000    275,000    297,000    308,000    319,000    330,000
 600,000...........................   240,000    300,000    324,000    336,000    348,000    360,000
 650,000...........................   260,000    325,000    351,000    364,000    377,000    390,000
 700,000...........................   280,000    350,000    378,000    392,000    406,000    420,000
 750,000...........................   300,000    375,000    405,000    420,000    435,000    450,000

     In 1996, compensation covered by the plans for the five highest paid executive officers was as follows: Mr. Mackin, $700,000; Mr. Horsley, $262,500; Mr. Jones, $242,000; Mr. Faucett, $232,000; and Mr. Jordan, $233,000.

     Benefits are based on average compensation (limited to base salary) over the three years prior to retirement, and are payable as a single life annuity for single participants and a joint and 50% survivor annuity for married participants. Other forms of payment are available on an actuarially equivalent basis. Amounts shown are subject to offset for Company-sponsored long-term disability payments and executive life insurance program cash values exceeding premiums paid. Benefits are not offset by Social Security benefits. Benefits will be reduced or eliminated if the participant terminates employment voluntarily before age 55.

EMPLOYMENT AGREEMENTS

     Regions has no employment agreements with any of the named executive officers.

DIRECTORS' COMPENSATION

     In 1996, directors of Regions were paid an annual retainer of $10,000. In addition, directors are paid a fee of $1,000 for each board meeting attended. Directors who are chairman of board committees receive $750 and other directors who are members of board committees receive $600 for each board committee meeting attended, and half of those amounts for regularly scheduled telephonic committee meetings. Directors who are employees of the parent company receive no fees for parent company board membership or attendance at parent company board or board committee meetings.

     In January 1984, the board of directors adopted the Directors' Stock Investment Plan, a plan designed to provide added incentive to the non-employee directors of the Company and its subsidiaries and local divisions. As amended in 1991, the plan provides that each participant may contribute to the plan all or part of the fees payable by the Company. The Company will contribute 25% of the amount contributed by each director. Both director and Company contributions will be applied to the purchase of Regions' common stock for the account of the director. Directors are immediately vested in all amounts held in the plan on their behalf. Nonemployee directors of the parent company have the option to participate in a nonqualified deferred plan which operates in a similar manner, except that receipt and taxability of benefits is deferred until the participant reaches age 65 or terminates as a director.

COMPENSATION AND STOCK OPTION DETERMINATIONS

     The determination of executive compensation and the award of stock options is regularly delegated to the personnel committee of the board of directors. The Company's directors believe that executive compensation decisions must consider aggregate compensation, since executive compensation in the financial services industry typically consists of a variety of elements, tied to an assortment of long-term and short-term performance objectives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The personnel committee of the board of directors, consisting in 1996 of Mr. Boone, Mr. Brewer, Mr. Catesby Jones, and Mr. Styslinger, performs the functions of a compensation committee. In reaching compensation decisions concerning executive officers other than Mr. Mackin, the chief executive officer, the committee took into account discussions with and recommendations by Mr. Mackin and the Company's senior personnel officer. There is no other involvement by the Company's executive personnel in the committee's deliberations. Mr. Mackin did not participate in deliberations and decisions regarding his own compensation.

PERSONNEL COMMITTEE EXECUTIVE COMPENSATION REPORT

     Set forth below is the Executive Compensation Committee Report of the Personnel Committee.

                         EXECUTIVE COMPENSATION REPORT

     General. Under the direct control of the personnel committee of the board of directors, the Company has developed and installed compensation policies, plans, and procedures that seek to enhance the profitability of the Company. Stockholder value is aligned with the financial interests of the Company's senior managers as financial goals are set for each year. The Company recognizes the importance of annual and long-term incentive compensation plans to attract and retain corporate officers and other key employees who are accordingly motivated to perform to the best of their abilities. Both forms of incentive compensation are variable and accordingly reflect corporate, strategic business unit, and individual performance levels that encourage an explicit and continuing focus on increasing profitability and stockholder value.

     The committee's methodology and approach incorporate both qualitative and quantitative considerations, which are reflected in the committee's determinations concerning executive compensation and the specific components thereof. In particular, the total compensation of the executive officers of the Company can be divided into the categories of (i) annual base salary, (ii) annual incentive compensation, and (iii) long-term incentive compensation. In general, and as set forth in greater detail below, annual base salary is intended to be comparable with executive base compensation paid by other similar financial institutions; annual incentive compensation is intended to be tied quantitatively to the achievement by the Company of pre-determined, objective financial performance goals; and share-based grants for long-term incentive compensation are intended to reward the executive recipients with incremental value commensurate with long-term increases in value of the Company's common stock. The compensation decisions of the committee relative to the Company's principal executive officers, including the five officers named above in the compensation tables, are described below as to each of the three categories.

     Base Salary. Annual base salaries are generally set at competitive levels with similar financial institutions. Specifically the committee considers peer group comparisons from survey data for other financial companies, recommendations from an independent compensation consultant, and individual performance assessments. For executives other than the chief executive officer, the committee also considers the chief executive officer's recommendations. While these factors are fully considered and discussed by the committee, the committee members are not required to express or record the weight they assign to any particular factor.

In each instance the committee members reach a consensus and the committee sets a base salary level for each executive.

     In evaluating and establishing the base salaries of the executive officers, the committee, in conjunction with its independent compensation consultant, surveys the base salaries of the corresponding officers of other bank holding companies in a survey group consisting of approximately 20 companies closest to Regions in asset size and deposit size, and also including the three other largest bank holding companies headquartered in Alabama. The committee attempts to establish the base salaries of the named executive officers such that the aggregate of their base salaries is targeted to the median point of the aggregate of the base salaries of the corresponding executive officers of the companies in the survey group, based on the most recent information available. Based on year end 1994 information, the information most recently available, the aggregate of the actual base salaries of Regions named executive officers group approximated such survey median point.

     It should be noted that the survey comparison group is not the same as the group of companies which make up the NASDAQ Banks Index presented in the Comparison of Five-year Cumulative Total Return graph included in this proxy statement. The committee believes the use of a smaller survey group tailored by asset and deposit size is more valid for salary evaluation purposes, even though not all the survey companies are included in the NASDAQ Banks Index, and even though numerous companies included in the NASDAQ Banks Index are not included in the survey group.

     Based on the survey comparison, advice of an independent compensation consultant, recommendations from the chief executive officer, and an inherently subjective assessment of the comparative contributions of the executive personnel to the Company's continued financial and operating success, the 1996 base salaries for the other named officers were determined by the committee, subject to ratification by the full board of directors. The personnel committee reviewed their individual recommendations regarding each named officer with the board of directors and secured full board approval, prior to applying base salary adjustments for this group at the beginning of 1996.

     Annual Incentive Compensation. In the first quarter of 1996, the personnel committee approved the Company's 1996 annual performance goals, as prepared by the Company's comptroller, and as used for the purpose of determining potential annual incentive compensation for the executive officers. The performance goals were quantitative in nature, resulting in an incentive plan formula that was weighted towards their overall importance in attaining the Company's annual profit plan, and focused on the accomplishment of financial objectives, before certain nonrecurring items, in the areas of: Net Income Before Securities Transactions, Return on Assets, Return on Equity, Efficiency Ratio; and, exclusive of acquisition related growth, Average Loan Growth, and Average Core Deposit Growth. With record earnings in 1996, the Company exceeded maximum levels in all Company performance goals except the Efficiency Ratio goal, as to which the threshold level was not achieved, and exceed threshold levels in the large majority of business unit performance goals. Based on the various levels of goal achievement, the chief executive and the other named officers received cash incentive awards as a formula driven percentage of 1996 base salary levels.

     Long Term Incentive Compensation. During 1996, the personnel committee evaluated the merits of granting the chief executive officer, the named officers and other key employees, further awards under the Company's 1991 Long-Term Incentive Plan (LTIP). The 1991 LTIP provides the flexibility to grant long-term incentives in a variety of forms, including stock options, performance shares and restricted stock. With respect to stock-based compensation, the personnel committee placed relatively more reliance on the advice of the Company's independent consultant than in the cases of base salary and non stock-based compensation. As intended with the establishment of the 1991 LTIP, the committee believes that it is highly desirable to increase management's equity ownership interest in the Company. The committee further believes that its initial 1991 awards under the LTIP successfully focused and committed the Company's management on building profitability and stockholder value. The primary purpose of LTIP awards is to encourage management members to take long-term steps to achieve and sustain Return on Equity objectives. Accordingly, the committee further awarded LTIP grants during 1996.

     In establishing the LTIP awards for the named officers, senior management and other key employees, the committee reviewed with the chief executive officer the recommended individual awards, considering the scope of accountability, financial goals, and anticipated performance requirements and contributions expected of each participant. The committee also took into account the number and size of LTIP awards and stock options already held by executive officers considered for additional awards.

     Compensation of Chief Executive Officer. In deliberating the compensation of the Chief Executive Officer, the committee adheres to the same basic methodology and approach applied to executive compensation generally. Accordingly, the base salary determination reflects the peer group survey comparison described above, the annual incentive compensation is based on an objective formula and tied to the Company's achievement of pre-determined, quantitative financial goals, and the realization of long-term incentive compensation, by its nature, is aligned with the realization of long-term stockholder value.

     In addition, the committee, in deliberating the chief executive officer's compensation, takes into account other factors. For example, special consideration was given to the Company's superior earnings record since his appointment, and the consistent successes of the Company's acquisition program, including the assimilation of the institutions acquired. Consideration was also given to the chief executive officer's personal job performance, the Company's profitable growth record, as well as expectations of his anticipated contributions to the Company's future. The weight and significance accorded to these special factors in the committee's deliberations are intrinsically subjective, and thus their bearing on the committee's ultimate compensation determinations cannot be quantified.

     LTIP awards for the chief executive officer were set separately and independently of his participation, based on ownership and total compensation objectives that reflected data from selected peer companies, his total compensation, and the committee's perception of his past and expected contributions to the Company's attainment of its long-term performance goals.

     The committee's base salary recommendation for the chief executive officer was reviewed and approved by the full board of directors.

     Summary. The personnel committee of the board of directors remains dedicated to ensuring that the Company's overall compensation program for its executive officers, senior management and other key employees is properly designed to:

     -- Attract, motivate, and retain outstanding contributors;
     -- Maintain a base salary structure that is competitive in the Company's marketplace;
     -- Link annual incentive awards with specific performance targets that yield superior results; and
     -- Provide long-term incentive awards that couple management ownership with stockholder value.

     Section 162(m) of the Internal Revenue Code imposes certain limitations on the deductibility by the Company for federal income tax purposes of compensation amounts paid to highly paid executives. The committee is aware of the potential effects of sec. 162(m) of the Internal Revenue Code. The committee has concluded that ensuring deductibility under sec. 162(m) is not as important as structuring incentive compensation based on methodology and factors it deems appropriate. The committee has chosen not to distort its methodology and application of the factors it believes pertinent so as to ensure that all executive compensation is deductible under sec. 162(m). While the committee intends that the Company's compensation plans will meet, to the extent practical, the prerequisites for deductibility under sec. 162(m), if it develops that a portion of the compensation of one or more executive officers is not deductible under sec. 162(m), then the committee expects that Regions would honor its obligations to the executive officers under the compensation arrangements approved by the committee.

     The personnel committee will continue to review and evaluate compensation programs at least annually. When and where appropriate, the committee will consult with independent compensation consultants, legal advisors, and Regions' public accounting firm with respect to the proper design of the program toward achieving Company objectives as set forth by the chief executive officer and the board of directors.

     This report furnished by:
         James B. Boone, Jr. (Chairman)
         Albert P. Brewer
         Catesby ap C. Jones
         Lee J. Styslinger, Jr.

FINANCIAL PERFORMANCE

     Set forth below is a graph comparing the yearly percentage change in the cumulative total return of Regions' common stock against the cumulative total return of the S & P 500 Index and the NASDAQ Banks Index for the past five years. This presentation assumes that the value of the investment in Regions' common stock and in each index was $100 and that all dividends were reinvested.

        MEASUREMENT PERIOD                                NASDAQ BANK
      (FISCAL YEAR COVERED)              REGIONS             INDEX             S&P 500
12/31/91                                      $100.00             100.00             100.00
12/31/92                                      $125.24             145.55             107.62
12/31/93                                      $127.00             165.99             118.47
12/31/94                                      $126.16             165.38             120.03
12/31/95                                      $181.02             246.32             165.13
12/31/96                                      $224.00             325.60             202.89

OTHER TRANSACTIONS

     Directors and officers of Regions and their associates were customers of, and had transactions with, the affiliate banks in the ordinary course of business during 1996; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans and commitments from the affiliate banks, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Regions retained during 1996 and prior years and proposes to retain in the future on behalf of the Company or certain of its subsidiaries the law firms Lange, Simpson, Robinson, & Somerville, of which director Henry E. Simpson is a partner; and Boles, Boles & Ryan, of which director William R. Boles, Sr., is a partner. During 1996, the Company or its subsidiaries paid legal fees of $1,767,093 to the firm of Lange, Simpson, Robinson & Somerville, and $149,867 to the firm of Boles, Boles & Ryan.

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

     The Board of Directors has proposed two amendments to the Certificate of Incorporation, described below. The proposals will be voted upon separately, and adoption of either proposed amendment is not conditioned upon adoption of the other.

INCREASE IN AUTHORIZED COMMON STOCK

     The Board of Directors has proposed an amendment to Item Fourth of the Certificate of Incorporation of the Company to increase the number of authorized shares from 120,000,000 to 240,000,000. The Board of Directors has approved a 2 for 1 stock split, subject to approval and effectiveness of the proposed amendment. If the increase in the number of authorized shares is approved, Regions expects to effect the 2 for 1 stock split on June 1, 1997. If the increase in the number of authorized shares is not approved, there will not be a sufficient number of authorized shares to accomplish the stock split and it will be abandoned.

     The newly authorized but unissued shares, along with the presently authorized and unissued shares, will be available for issuance at the discretion of the Board of Directors. No stockholder approval is required for the issuance of authorized but unissued shares of common stock. Stockholders have no preemptive rights to subscribe for any of the shares which may be issued by the Company from time to time. Unissued shares of common stock will be available at the discretion of the Board of Directors for future stock dividends, for acquisition of banks or bank related companies, for issuance upon exercise of stock options or to raise additional capital in public or private sales.

     On March 17, 1997, there were 66,436,307 shares issued and outstanding of the 120,000,000 shares of stock currently authorized, and no shares held in treasury.

     Regions has pending four acquisitions which call for the issuance of Regions Common Stock upon consummation, as follows:

                INSTITUTION TO BE ACQUIRED                          NUMBER OF SHARES
                --------------------------                          ----------------
                                                            (SUBJECT TO POSSIBLE ADJUSTMENT)
Gulf South Bancshares, Inc., located in Gretna,
  Louisiana...............................................               187,863
First Bankshares, Inc., located in East Point, Georgia....               335,628
SB&T Corporation, located in Smyrna, Georgia..............               510,322
The New Iberia Bancorp, Inc., located in New Iberia,
  Louisiana...............................................             1,079,995

     Other than these pending transactions, the Board of Directors has no present plans, agreements, or commitments to issue authorized but unissued Common Stock.

     The Board of Directors believes that the amendment to increase the number of authorized shares is advisable in order to give the Company additional flexibility in the acquisition of financial institutions and related businesses, and in consideration of transactions such as stock splits and stock dividends. The affirmative vote of holders of 75% of the outstanding shares is necessary to adopt this amendment to Item Fourth of the Certificate of Incorporation.

     The text of the proposed amendment to the Certificate of Incorporation is set forth in Exhibit A to this proxy statement.

     The Board of Directors recommends a vote "FOR" the amendment to Item Fourth of the Certificate of Incorporation under "Item 2" on the proxy card.

AUTHORIZATION OF A CLASS OF PREFERRED STOCK

     The Board of Directors also has proposed a further amendment to Item Fourth of the Certificate of Incorporation which would authorize a class of 5,000,000 shares of preferred stock ("Preferred Stock"). The full text of the proposed amendment is set forth in Exhibit A to this proxy Statement. If the new class of Preferred Stock is approved by stockholders, the Board of Directors will, without further action by the stockholders, unless otherwise required by law or stock exchange rules, be empowered to authorize the issuance, in one or more series, of up to 5,000,000 shares of Preferred Stock at such time, for such purposes and for such consideration as it may deem desirable. The Board of Directors will also be authorized to provide for the issuance of the Preferred Stock from time to time in series and to fix before issuance the designations, preferences and relative rights, qualifications and limitations of each series.

     Regions has no current plans to issue any of the Preferred Stock, but seeks this authorization to provide additional flexibility in planning its capital structure. The authority to issue Preferred Stock and to fix the terms of each series at the time of the issuance affords Regions the ability to offer a broader choice of securities and more flexibility in financing.

     Regions anticipates acquisitions when suitable opportunities develop. The Preferred Stock may be issued for any proper corporate purposes, including financing acquisitions and obtaining funds for capital expenditures.

     Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, in respect of dividends, redemption and liquidation, senior to the common stock. The proposed amendment will authorize the Board of Directors to determine, among other things, with respect to each series which may be issued:

          (i) the dividend rate, conditions and time of accrual and the dividend preference, if any, in respect of the common stock and among the series of Preferred Stock;

          (ii) whether dividends would be cumulative and, if so the date from which dividends on each such series would accumulate;

          (iii) whether, and to what extent, the holders of one or more series of Preferred Stock would enjoy voting rights in addition to those prescribed by law, if any;

          (iv) whether, and upon what terms, the Preferred Stock would be convertible into or exchanged for shares of any other class (including Common Stock) or any other series of the same class;

          (v) whether, and upon what terms, the Preferred Stock would be redeemable, and the preference, if any, to which the Preferred Stock would be entitled in the event of voluntary liquidation, dissolution or winding-up of Regions; and

          (vi) whether or not a sinking fund would be provided for the redemption of the Preferred Stock and, if so, the terms and conditions thereof; and

     With regard to dividends, redemption and liquidation, any particular series of Preferred Stock may rank junior to, on a parity with, or senior to any other series of Preferred Stock. The Preferred Stock will not have preemptive rights. The Preferred Stock may not have voting rights greater than one vote per share, when voting as a class with the holders of Common Stock and will not be entitled to vote separately as a class except where the Preferred Stock is adversely affected or for the election of directors after default in the payment of dividends on preferred stock.

     If the proposed amendment is adopted, the board of directors may issue the shares of Preferred Stock in its discretion without further stockholder action, and it is not the present intention of the Board of Directors to seek stockholder approval prior to any such issuance, unless otherwise required by law or stock exchange rules. Frequently, opportunities arise that require prompt action and it is the belief of the Board of Directors that the delay necessitated for stockholder approval of a specific issuance of shares of Preferred Stock would be, in some circumstances, to the detriment of Regions and its stockholders. There are no present agreements, commitments, or understandings with regard to issuance of Preferred Stock.

     It is not possible to state the actual effect of any issuance of preferred stock upon the rights of holders of common stock until the Board of Directors determines the rights of the holders of a series of Preferred Stock. However, such effects might include (i) restrictions on common stock dividends if Preferred Stock dividends have not been paid; (ii) dilution of the voting power of the common stock to the extent that the Preferred Stock has voting rights;
(iii) dilution of the equity interest of the common stock if Preferred Stock is convertible into common stock; or (iv) not being entitled to share in Regions' assets upon liquidation until satisfaction of any liquidation preference granted the Preferred Stock.

     Under existing state and federal securities laws, it is permissible for a purchaser to acquire any proportion of the outstanding stock of a publicly held company such as Regions. In the event of a non-negotiated acquisition of a substantial percentage of the company's stock, either by tender offer, open market purchases, or otherwise, the availability of authorized but unissued shares of common or preferred stock would enable the Company to make the acquisition of control more difficult by issuing shares into "friendly" hands; or by issuing preferred stock with voting, conversion, or other rights which might dilute the acquiror's stockholdings. For this reason, the authorization of preferred shares might be perceived to have potential "anti-takeover" effects. Neither the Board nor management is considering the use of preferred stock for such purposes and they are not aware of any present effort to accumulate the Company's securities for the purpose of gaining control of the Company. The Board and management represent that they will not issue, without prior stockholders' approval, preferred stock (i) for any defensive or anti-takeover purpose, (ii) to implement any stockholders' rights plan, or (iii) with features intended to make any attempted acquisition of the Company more difficult or costly. No preferred stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue. Therefore, the Board and management believe that, as structured, the authorization of preferred stock is in the best interest of stockholders and the Company since it could not disproportionately affect the voting power of existing stockholders, is consistent with corporate governance principles, and will enable the Company to take advantage of financing alternatives at lower effective cost.

     The holders of the common stock do not have any preemptive rights to subscribe to any shares issued by Regions.

     Affirmative vote of holders of 75% of the outstanding shares is necessary to adopt this amendment to Item Fourth of the Certificate of Incorporation.

     The Board of Directors recommends that shareholders vote "FOR" the adoption of this proposed amendment to the Certificate of Incorporation authorizing Preferred Stock under "Item 3" on the proxy card.

FINANCIAL INFORMATION

     The following financial statements and other financial information, which are set forth in the accompanying annual report to stockholders, are incorporated herein by reference:

          Report of Independent Accountants.

          Consolidated Statements of Condition -- December 31, 1996 and 1995.

          Consolidated Statements of Income -- Years ended December 31, 1996, 1995 and 1994.

          Consolidated Statements of Changes in Stockholders' Equity -- Years ended December 31, 1996, 1995 and 1994.

          Consolidated Statements of Cash Flows -- Years ended December 31, 1996, 1995 and 1994.

          Notes to Consolidated Financial Statements -- Three years ended December 31, 1996.

          Management's Discussion and Analysis of Financial Condition and Results of Operations.

                              INDEPENDENT AUDITORS

     The audit committee has selected the accounting firm of Ernst & Young LLP to serve as the principal auditors for the Company for the current year. The firm of Ernst & Young LLP also served as Regions' principal auditor during 1996. A representative of the firm will be present at the stockholders' meeting to make a statement if he so desires and to respond to appropriate questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

     Proposals by stockholders intended to be presented at Regions 1998 annual meeting of stockholders must be received by Regions not later than December 2, 1997, for consideration for possible inclusion in the proxy statement relating to that meeting.

                                 OTHER BUSINESS

     Regions does not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the recommendations of the board of directors.

                                          By Order of the Board of Directors

                                          Samuel E. Upchurch, Jr.
                                          Corporate Secretary

Dated April 1, 1997

                                                                       EXHIBIT A

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Two Hundred Forty Five million (245,000,000) of which Two Hundred Forty Million (240,000,000) shares are to be common stock (hereinafter called the "Common Stock"), of a par value of sixty-five and one half cents ($.625) each, and Five Million (5,000,000) shares are to be Preferred Stock (hereinafter called the "Preferred Stock") of the par value of one dollar ($1) each.

          1. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not limited to, the determination of the following:

             (a) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof than outstanding) from time to time by like action of the Board of Directors;

             (b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, free which date or dates for such series;

             (c) whether or not the shares of such series shall be subject to redemption by the Corporation and the time, prices, and other terms and conditions of such redemption;

             (d) whether or not the shares of such series shall be subject to the operation or a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

             (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

             (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof, provided that the holders of shares of the Preferred Stock will not be entitled to more than the lesser of: (i) one vote per $100 liquidation value or
        (ii) one vote per share, when voting as a class with the holders of the shares of Common Stock, and will not be entitled to vote separately as a class except where the Preferred Stock is adversely affected or for the election of directors after default in the payment of dividends on Preferred Stock;

             (g) the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

             (h) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

          2. Authority is hereby expressly granted to the Board of Directors from time to time to issue any authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine.

          3. All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.

          4. Whenever dividends upon the Preferred Stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock.

          5. In the event of any liquidation, dissolution, or winding up of the Corporation or upon the distribution of the assets of the Corporation or upon the distribution of the assets of the Corporation remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, the remaining assets of the Corporation shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation or a distribution of its assets.

          6. Except as otherwise required by law or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held by them and the holders of Preferred Stock shall have no voting power whatsoever. Except as otherwise provided in such a resolution or resolutions, the number of authorized shares of the Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote.

          7. No holder of Preferred Stock or Common Stock of the Corporation shall have any preemptive right as such holder (other than such right, if any, as the Board of Directors in its discretion may by resolution, determine pursuant to this Article Fourth) to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now, or shall hereafter be, authorized, unissued or issued and thereafter acquired by the Corporation.

                                                                APPENDIX

                         REGIONS FINANCIAL CORPORATION
                 P.O. BOX 10247, BIRMINGHAM, ALABAMA 35202-0247

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J. Stanley Mackin and Richard D. Horsley, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of Regions Financial Corporation ("Regions") held of record by the undersigned on March 17, 1997, at the Annual Meeting of stockholders to be held May 14, 1997 or any adjournment thereof. Dividend Reinvestment Plan shares, if any, will be voted in the same manner as shares registered in the name of the undersigned. IF NO DIRECTION IS MADE AS TO THE MANNER OF VOTING, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF ITEMS 2 AND 3.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, AND IN FAVOR OF ITEMS 2 AND 3.

   1. Election of Directors

To elect the five nominees for director of Regions listed below:

                     [ ] FOR                    [ ] WITHHELD

For, except vote withheld from the following nominee(s):

James B. Boone, Jr., Albert P. Brewer, James S.M. French, Richard D. Horsley, J.
                                 Stanley Mackin

   2. Amendment of Certificate of Incorporation Increasing Authorized Common Stock. To approve a proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.625 per share, from 120,000,000 to 240,000,000, to enable a 2 for 1 stock split.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   3. Amendment of Certificate of Incorporation Establishing a Class of Preferred Stock. To approve a proposed amendment to the Certificate of Incorporation to establish a class of preferred stock consisting of 5,000,000 authorized shares, and granting to the board of directors the authority to divide such preferred shares into series and to establish the relative voting powers.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

   4. In their discretion, on such other business as may properly come before the meeting or any adjournments thereof.

   Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of Regions at the meeting of the stockholder's decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Regions for receipt prior to the Annual Meeting.

   Please sign exactly as you name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.

   Please complete, date, sign and mail this proxy promptly in the enclosed, postage-prepaid envelope.

                                                Dated:                    , 1997
                                                      --------------------

                                                --------------------------------
                                                    Signature of Shareholder

                                                --------------------------------
                                                Signature of Shareholder if held
                                                            jointly

                                                PLEASE SIGN EXACTLY AS YOUR NAME
                                                APPEARS HEREON. IF SHARES OWNED
                                                BY MORE THAN ONE PERSON, ALL
                                                OWNERS SHOULD SIGN. PERSONS
                                                SIGNING AS EXECUTORS,
                                                ADMINISTRATORS, TRUSTEES OR IN
                                                SIMILAR CAPACITIES SHOULD SO
                                                INDICATE. IF A CORPORATION,
                                                PLEASE SIGN FULL CORPORATE NAME
                                                BY THE PRESIDENT OR OTHER
                                                AUTHORIZED OFFICER. IF A
                                                PARTNERSHIP, PLEASE SIGN IN
                                                PARTNERSHIP NAME BY AUTHORIZED
                                                PERSON.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
               PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.